Exhibit 99.1

Contact:

Joel S. Marcus

Chief Executive Officer

Alexandria Real Estate Equities, Inc.

(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.
REPORTS
EXERCISE OF OVER-ALLOTMENT OPTION BY INITIAL PURCHASERS

PASADENA, CA. — January 18, 2007 — Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today that the initial purchasers in its recent private placement of $400 million aggregate principal amount of 3.70% convertible senior notes due 2027 (the “Notes”) have exercised their over-allotment option to purchase an additional $60 million aggregate principal amount of Notes.  The closing of the over-allotment option is scheduled for January 23, 2007.

The Notes were sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes and any Company common shares that may be issued upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

This press release contains forward-looking statements within the meaning of the federal securities laws.  The Company’s actual results might differ materially from those projected in the forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company’s Form 10-K Annual Report and other periodic reports filed with the Securities and Exchange Commission.

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